EXHIBIT 23


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                           [LOGO] ATKINSON & CO. LTD.
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of GFSB Bancorp, Inc. on Form S-8 (filed with the Securities and Exchange Commission on June 28, 1996) of our report dated August 11, 1997 on the consolidated financials statements of GFSB Bancorp, Inc., included in this Annual Report on Form 10-KSB of GFSB Bancorp, Inc. for the fiscal year ended June 30, 1997.



                                             /s/Atkinson & Co., Ltd.
                                             Atkinson & Co., Ltd.



Albuquerque, New Mexico
September 29, 1997



                 Telephone (505) 843-6492 - Fax (505) 843-6817
               707 Broadway NE, Suite 400 Albuquerque, NM 87102 -
                      PO Box 25246, Albuquerque, NM 87125
[LOGO] Member                                          [LOGO AAFI] ASSOCIATED
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